SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 29, 1999


                             PLAYTEX PRODUCTS, INC.
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               (Exact name of registrant as specified in charter)

     Delaware                       33-25485-01                  51-0312772
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 (State or other                    (Commission                (IRS Employer
  jurisdiction of                    File Number)            Identification No.)
  incorporation)

     300 Nyala Farms Road, Westport, CT                            06880
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  (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code (203) 341-4000

                                       N/A
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          (Former name or former address, if changed since last report)
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Item 2. Acqusition or Disposition of Assets.

         On January 29, 1999, pursuant to an Asset Purchase Agreement, dated as of January 6, 1999, by and between Playtex Products, Inc., a Delaware corporation (the "Company"), and Mondial Industries Limited Partnership, a Wisconsin limited partnership ("Mondial"), the Company acquired substantially all of the assets of Mondial for approximately $122 million. The Company paid Mondial $72 million in cash and issued to Mondial $50 million principal amount of a convertible subordinated note due January 31, 2004. The consideration paid to Mondial was determined by negotiation among the parties and was based on the value of the assets of Mondial. The Company borrowed the cash portion of the consideration under its existing credit facilities.

         The newly issued convertible note bears interest at the rate of 6% payable semi-annually and will be convertible after January 29, 2000 at the holder's option into the Company's common stock at a price of $19.1475 per share. The note is subordinated to all of the Company's senior debt, including its existing (i) 8 7/8% Senior Notes due 2004, (ii) credit facilities under a Term Loan Agreement, dated as of July 21, 1997, by and among the Company, the several banks and other financial institutions from time to time parties thereto, DLJ Capital Funding, Inc., as Syndication Agent, and Wells Fargo Bank, N.A., as the Facility Manager, and (iii) credit facilities under the Credit Agreement, dated as of July 21, 1997, by and among the Company, DLJ Capital Funding, Inc., as the Syndication Agent, and Wells Fargo Bank, N.A. as the Administration Agent. The Company and Mondial have entered into a Registration Rights Agreement providing for certain registration rights in connection with the common stock issuable upon conversion of the note.

         The assets of Mondial consist of the Diaper Genie(R) business, the leading diaper disposal business in the U.S. Mondial is headquartered in Streetsboro, Ohio, and has its principal manufacturing facility in the same location. The Company presently plans to continue operating the acquired Diaper Genie(R) business in substantially the same manner as it was operated prior to the acquisition.

Item 5.  Other Events.

         On January 29, 1999, the registrant issued a press release concerning the acquisition of substantially all of the assets of Mondial Industries Limited Partnership. A copy of this press release is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

         (a)      Financial statements of business acquired.

                  N/A
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         (b)      Pro forma financial information.

                  N/A

         (c)      Exhibits

                  Exhibit      Description
                  -------      -----------
                    2.1        Asset Purchase Agreement, dated as of January 6,
                               1999, by and between Playtex Products, Inc. and
                               Mondial Industries Limited Partnership.
                    2.2        Indenture, dated as of January 29, 1999, between
                               Playtex Products, Inc. and Marine Midland Bank.
                    2.3        Registration Rights Agreement, dated as of
                               January 29, 1999, between Playtex Products, Inc.
                               and Mondial Industries Limited Partnership.
                    99.1       Press release of Playtex Products, Inc. dated
                               January 29, 1999.
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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 12, 1999

                              PLAYTEX PRODUCTS, INC.


                              By: /s/ Michael F. Goss
                              -----------------------
                              Michael F. Goss
                              Executive Vice President & Chief Financial Officer
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                  Exhibit      Description
                  -------      -----------
                    2.1        Asset Purchase Agreement, dated as of January 6,
                               1999, by and between Playtex Products, Inc. and
                               Mondial Industries Limited Partnership.
                    2.2        Indenture, dated as of January 29, 1999, between
                               Playtex Products, Inc. and Marine Midland Bank.
                    2.3        Registration Rights Agreement, dated as of
                               January 29, 1999, between Playtex Products, Inc.
                               and Mondial Industries Limited Partnership.
                    99.1       Press release of Playtex Products, Inc. dated
                               January 29, 1999.